Exhibit 99.1
FOR IMMEDIATE RELEASE
Wyndham Worldwide Announces Pricing of $800 Million of 6.00% Senior
Unsecured Notes
PARSIPPANY, N.J. (Nov. 30, 2006) — Wyndham Worldwide Corporation (NYSE: WYN) today announced the pricing of its previously announced offering of senior unsecured notes due 2016. The aggregate principal amount of the notes has been increased to $800 million from the previously announced $500 million. The senior unsecured notes will pay interest semiannually at a rate of 6.00% per annum. The offering of the notes is expected to close on or about December 5, 2006.
Wyndham Worldwide intends to use the net proceeds from this offering to repay the $350 million principal amount outstanding under its existing interim loan facility, the approximately $300 million currently outstanding under its revolving credit facility and the balance for general corporate purposes, which may include the repayment of subsidiary debt.
The notes are being offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.
This press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.
About Wyndham Worldwide Corporation
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses more than 6,400 franchised hotels and approximately 534,000 hotel rooms worldwide. RCI Global Vacation Network offers its nearly 3.4 million members access to approximately 63,000 vacation properties located in more than 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of more than 140 vacation ownership resorts serving more than 750,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs approximately 28,800 employees globally.

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Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. These statements can be identified by the use of forward-looking terminology, including “plan,” “intend,” “will,” and “expect,” or other similar words. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the completion of its senior notes offering.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward looking statements include general economic and market conditions and other factors beyond the Company’s control. In addition, the offering of the senior unsecured notes is subject to market and other customary conditions and there can be no assurance that the sale of the senior unsecured notes will be ultimately consummated or, if consummated, as to the terms thereof. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.